Exhibit 24

POWER OF ATTORNEY

Each director and officer of Summit Financial Group, Inc. (the “Corporation”), whose signature appears below, hereby appoints H. Charles Maddy, III and Robert S. Tissue, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, any and all amendments to the Corporation’s Registration Statement on Form S-8, filed by the Corporation on October 26, 2010 (the “Registration Statement”) in connection with the Corporation’s 2009 Officer Stock Option Plan, to be filed with the Securities and Exchange Commission by the Corporation under the Securities Act of 1933, as amended, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective as of September 25, 2014.

DIRECTORS/OFFICERS:

Signature	Title

By: /s/ H. Charles Maddy, III H. Charles Maddy, III	President and Chief Executive Officer (Principal Executive Officer) and Director

By: /s/ Robert S. Tissue Robert S. Tissue	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By: /s/ Oscar M. Bean Oscar M. Bean	Chairman of the Board and Director

By: Dewey F. Bensenhaver	Director

By: /s/ J. Scott Bridgeforth J. Scott Bridgeforth	Director

By: /s/ James M. Cookman James M. Cookman	Director

By: /s/ John W. Crites John W. Crites	Director

By: James P. Geary, II	Director

By: /s/ Georgette R. George Georgette R. George	Director

By: /s/ Thomas J. Hawse, III Thomas J. Hawse, III	Director

By: /s/ Phoebe Fisher Heishman Phoebe Fisher Heishman	Director

By: /s/ Gary L. Hinkle Gary L. Hinkle	Director

By: /s/ Jeffrey E. Hott Jeffrey E. Hott	Director

By: /s/ Gerald W. Huffman Gerald W. Huffman	Director

By: /s/ Duke A. McDaniel Duke A. McDaniel	Director

By: /s/ George W. Pace George W. Pace	Director

By: /s/ Charles Piccirillo Charles Piccirillo	Director